UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ____)

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☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material under §240.14a-12

Genesco Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 7, 2026, the Company issued the following press release. The press release was also posted by the Company to VoteGenesco.com.

Independent Proxy Advisory Firm ISS Recommends Genesco Shareholders Vote “FOR” All Nine of Genesco’s Directors

ISS Concludes Bradley Radoff Has Not Made a Case for Change at the Company

Genesco Urges Shareholders to Vote “FOR” ONLY Genesco’s Nine Nominees on the WHITE Proxy Card

NASHVILLE, Tenn., July 7, 2026 — Genesco Inc. (NYSE: GCO) today announced that one of the nation’s leading independent proxy advisory firms Institutional Shareholder Services (“ISS”) recommends that shareholders vote “FOR” all nine of the Company’s directors on the WHITE proxy card in connection with its upcoming 2026 Annual Meeting of Shareholders, which is scheduled to be held on July 21, 2026.

In their report dated July 6, 2026, ISS stated1 “the dissidents have not made a compelling case for change. As such, support for all management nominees on the management (WHITE) card is warranted. Shareholders are also recommended to withhold votes from the dissidents’ nominees, Ballard and Poskon.”

The ISS report also noted:

•

“A closer look at the company shows an enterprise that has posted peer-beating TSR and a steady but still below-peak improvement in operating performance, and that possesses a generally shareholder-friendly corporate governance regime.”

•

“In the one-, three-, and five-year periods ending on the unaffected date, and since the announcement of the CEO’s appointment (Nov. 4, 2019) through the same date, the company’s TSR exceeded its peer median. When the above four measured periods are extended through June 30, 2026, the above observation also holds true.”

Genesco issued the following statement:

We are pleased that ISS recognizes that there is no need for the proxy contest that was launched by Bradley Radoff and recommends that Genesco shareholders vote “FOR” all nine of Genesco’s directors on the WHITE proxy card. Under the oversight of the Company’s highly qualified directors, our management team is successfully transforming the business and is executing a strategy that is working and delivering strong results. We continue to believe Mr. Radoff’s unnecessary campaign and director nominees present significant risk to the momentum we have underway. We appreciate ISS highlighting our progress and outperformance compared to Genesco’s peers and we are confident we are on the right path to continue driving value for all shareholders.

Your vote is extremely important no matter how many shares you own. We urge you to protect the value of your investment and vote “FOR” ONLY Genesco’s nine nominees on the WHITE proxy card today.

If you have any questions or need help voting your shares, please call the Company’s proxy solicitor:

Innisfree M&A Incorporated

(877) 750-2689 (toll-free from the U.S. and Canada)

+1 (412) 232-3651 (from other countries)

Banks and Brokers May Call Collect: (212) 750-5833

[1]	Permission to use quotations was neither sought nor obtained.

About Genesco Inc.

Genesco Inc. (NYSE: GCO) is a footwear first company with distinctively positioned retail and lifestyle brands and proven omnichannel capabilities offering customers the footwear they desire in engaging shopping environments, including more than 1,200 retail stores and branded e-commerce websites. Its Journeys, Little Burgundy and Schuh brands serve teens, kids and young adults with on-trend fashion footwear that inspires youth culture in the U.S., Canada and the U.K. Johnston & Murphy serves successful, affluent men and women with premium footwear, apparel and accessories in the U.S. and Canada, and Genesco Brands Group sells branded lifestyle footwear to leading retailers under licensed brands including Wrangler, Dockers and Starter. Founded in 1924, Genesco is based in Nashville, Tennessee. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Forward-Looking Statements

This document includes certain forward-looking statements, which include statements regarding our intent, belief or expectations and all statements other than those made solely with respect to historical fact. Actual results could differ materially from those reflected by the forward-looking statements in this document and a number of factors may adversely affect the forward-looking statements and our future results, liquidity, capital resources or prospects. These include, but are not limited to, adjustments to projections reflected in forward-looking statements, including those resulting from weakness in store, e-commerce and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements and limitations on our ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result of the level of consumer spending on our merchandise and interest in our brands and in general; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; our ability to pass on price increases to our customers; the imposition of tariffs (including the timing and amount thereof) on products imported by us or our vendors as well as the ability and costs to move production of products in response to tariffs; the amount and timing of any tariff refunds; our ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of pandemics or geopolitical events, including disruptions near crucial trade routes; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; a disruption in shipping or increase in cost of our imported products, and other factors affecting the cost of products; our dependence on third-party vendors and licensors for the products we sell; store closures and effects on the business as a result of civil disturbances; our ability to renew our license agreements; impacts of the ongoing geopolitical conflicts around the world including without limitation, the conflict with Iran; other sources of market weakness in the locations in which we operate; the effectiveness of our omni-channel initiatives; costs associated with shareholder activism; costs associated with changes in minimum wage and overtime requirements; wage pressures; labor shortages; the effects of inflation; the evolving regulatory landscape related to our use of social media; weakness in the consumer economy and retail industry; competition and fashion trends in our markets, including trends with respect to the popularity of casual and dress footwear; any failure to increase sales at our existing stores, given our high fixed expense cost structure, and in our e-commerce businesses; risks related to the potential for terrorist events; changes in buying patterns by significant wholesale customers; changes in consumer preferences; our ability to continue to complete and integrate acquisitions; our ability to expand our business and diversify our product base; impairment of goodwill in connection with acquisitions; payment related risks that could increase our operating cost, expose us to fraud or theft, subject us to potential liability and disrupt our business; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to secure allocations to refine product assortments to address consumer demand; the ability to renew leases in existing stores and control or lower occupancy costs, to open or close stores in the number and on the planned schedule, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; our ability to realize anticipated cost savings, including rent savings; our ability to realize anticipated cost savings in connection with the restructuring of our information technology functions; amount and timing of share repurchases; our ability to make our occupancy costs more variable; our ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of our market value relative to our book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for our shares or for the retail sector in general; costs and reputational harm as a result of disruptions in our business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems or as the result of the restructuring of our information technology functions; risks that our efforts to integrate AI into our business operations may not be successful and could result in reputational harm and /or liability; changes in tax laws and tax rates and our ability to realize any anticipated tax benefits in both the amount and timeframe anticipated; the cost and outcome of litigation, investigations, environmental matters and other disputes that involve us; and other risk factors as set forth in our filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or alter such statements.

Important Additional Information and Where to Find It

On June 15, 2026, Genesco filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the 2026 annual meeting of Genesco shareholders (the “2026 Annual Meeting”) and its solicitation of proxies for Genesco’s director nominees and for other matters to be voted on. This document is not a substitute for the Proxy Statement or any other document that Genesco has filed or may file with the SEC in connection with any solicitation by Genesco. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents (including the WHITE proxy card) filed by Genesco with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at VoteGenesco.com.

Genesco Media Contact

Claire S. McCall, Director, Corporate Relations

(615) 308-2483 / cmccall@genesco.com

Leigh Parrish / Viveca Tress

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Genesco Financial Contact

Darryl MacQuarrie, Senior Director, FP&A & Investor Relations

(615) 308-5629 / dmacquarrie@genesco.com

The Company sent the following communication to its employees.

Team,

I wanted to write to give an update regarding this year’s Annual Meeting, which will be held in a few short weeks on July 21. This year, one of Genesco’s shareholders, Bradley Radoff, has nominated two candidates to stand for election to our Board, in opposition to our nine highly qualified and experienced director nominees.

As you may have seen, today we issued a release announcing that Institutional Shareholder Services (ISS), an independent proxy advisory firm that provides third party voting recommendations to institutional investors, issued its recommendation endorsing ALL of Genesco’s Board nominees at our upcoming Annual Meeting. We are pleased that their report recognizes the Company’s strategic progress, operational improvements and performance, and makes clear that Mr. Radoff has made no case for change at Genesco.

As background on our engagement with Mr. Radoff, since learning of his investment in March, members of our Board and management team have met with him on multiple occasions hoping to reach a constructive resolution. Our Nominating and Governance Committee also carefully reviewed and interviewed Mr. Radoff’s nominees, ultimately determining that they would not add complementary skills or experience to the Board’s current composition. Unfortunately, Mr. Radoff has decided to continue his distracting and unnecessary proxy contest.

Since filing our definitive proxy statement on June 15, 2026, we have been actively communicating with our investors and asking them to vote for our directors. For those of you who own stock in Genesco, you have likely received communications from both Genesco and Mr. Radoff. These will continue through the Annual Meeting.

In terms of what this means for you, there are no changes to our business or how we operate. We have a small team working alongside our advisors to support this workstream, while the rest of Genesco remains focused on serving our customers and continuing to build on the strong momentum we have created across the business. The work each of you does every day is what positions Genesco for continued success, and that remains our priority.

Finally, if you are a Genesco shareholder, your vote is important. Our Board strongly encourages shareholders to vote “FOR” ONLY Genesco’s nine highly qualified director nominees on the WHITE proxy card. Our Board unanimously opposes the election of Mr. Radoff’s nominees and strongly encourages you to discard any gold proxy cards you may receive from his campaign. If you need assistance voting your shares, please visit VoteGenesco.com or contact our proxy solicitor, Innisfree M&A, at (877) 750-2689 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries).

Thank you for your continued hard work, professionalism and commitment to Genesco.

Best,

Mimi